Exhibit 99.1

Natural Grocers by Vitamin Cottage Reports Fiscal 2012 Fourth Quarter and Full Year Results and Provides 2013 Outlook

Lakewood, Colorado, November 15, 2012. Natural Grocers by Vitamin Cottage, Inc. (NYSE: NGVC) today reported results for the fourth quarter and fiscal year ended September 30, 2012 and provided its outlook for fiscal year 2013.

An Introduction

In addition to presenting the financial results of Natural Grocers by Vitamin Cottage, Inc. (NGVC) and its subsidiaries (collectively, the Company) in conformity with U.S. generally accepted accounting principles (GAAP), the Company has presented selected results:

•                  on an adjusted basis in order to reflect the impact of certain compensation charges related to the July 25, 2012 initial public offering (IPO); and

•                  on a pro forma basis to reflect the purchase of the 45% noncontrolling interest in Boulder Vitamin Cottage Group, LLC (BVC), which owned five stores in Colorado.

Such adjustments to financial results and EBITDA are non-GAAP financial measures.  The Company describes the use of non-GAAP financial measures at the end of this press release.  In addition, reconciliations of GAAP measures to adjusted results and EBITDA are presented in schedules to this press release.

Highlights

•                  Comparable store sales increased 13.0% for the fourth quarter and increased 11.6% for fiscal year 2012.

•                  Net sales increased 28.2% to $89.9 million for the fourth quarter and increased 27.2% to $336.4 million for fiscal year 2012.

•                  Net income attributable to NGVC increased 6.0% to $973,000 for the fourth quarter and increased 89.8% to $6.6 million for fiscal year 2012 with diluted earnings per share of $0.30.

•                  Adjusted pro forma net income attributable to NGVC (which illustrates net income as if the Company owned 100% of BVC for the periods presented and excludes stock-based and incentive compensation expenses associated with the IPO) increased 64.0% to $1.8 million for the fourth quarter with diluted earnings per share of $0.08 and increased 92.0% to $8.0 million for fiscal year 2012 with diluted earnings per share of $0.36.

•                  EBITDA increased 7.7% to $4.3 million for the fourth quarter and increased 45.0% to $21.9 million for fiscal year 2012. Adjusted EBITDA (which excludes $1.4 million of stock-based and incentive compensation expenses associated with the IPO) increased 42.7% to $5.7 million for the fourth quarter and increased 54.2% to $23.3 million for fiscal year 2012.

“We are pleased to report these strong results to our shareholders following our first quarter as a public company,” stated Kemper Isely, Co-President.  “Our 2012 fiscal performance reflects strength in both new store openings and comparable store sales increases, which together demonstrate the strong foundation of people and systems we have in place to support disciplined sustainable growth.”

Operating Results

Fourth Quarter Fiscal Year 2012 compared to 2011

During the fourth quarter, net sales increased 28.2% to $89.9 million due to an increase of $10.8 million in sales from new stores and a 13.0% increase in comparable store sales. Comparable store transaction count increased 7.9% quarter over quarter.

Gross profit increased 29.0% to $26.4 million. Gross margin increased to 29.3% from 29.2%, quarter over quarter with product margin staying relatively flat. The increase in gross margin is due to a decrease in occupancy costs as a percentage of sales at comparable stores.

Store expenses as a percentage of sales decreased to 21.3% from 21.9%. The decrease was primarily driven by a decrease in salary related expenses at comparable stores, partially offset by an increase in salary related expenses at new stores, all as a percentage of related sales.

Administrative expenses increased 62.9% to $4.4 million, in part due to the $1.1 million stock-based compensation expense and the $286,000 incentive compensation expense associated with the IPO. Excluding the stock-based and incentive compensation expenses associated with the IPO, administrative expenses as a percentage of sales were 3.4% compared to 3.9% in the prior comparable quarter.

Pre-opening and relocation expenses increased $367,000 to $862,000, due to the timing of new store openings, the relocation of one store and the relocation of the bulk food repackaging facility and distribution center.

Interest expense decreased by less than $1,000, as a result of a $40,000 decrease in interest expense due to the payoff of the term loan and all outstanding amounts under the revolving credit facility in July 2012, offset by a $39,000 increase in interest expense as a result of two new stores that were accounted for as capital lease finance obligations.

Other expense increased to $301,000 primarily due to asset disposals in conjunction with the relocation of one store.

Net income attributable to noncontrolling interest decreased $359,000 to a net loss of $74,000 compared to net income of $285,000 in the prior comparable quarter as a result of the purchase of the remaining noncontrolling interest in BVC in July 2012. The fourth quarter includes approximately one month of operations for 45% of BVC combined with increased expenses due to BVC’s share of IPO costs.

Net income attributable to NGVC increased 6.0% to $973,000 and EBITDA increased 7.7% to $4.3 million.

Pro forma net income attributable to NGVC decreased 15.5% to $927,000 or $0.04 diluted earnings per share. Adjusted pro forma net income attributable to NGVC increased 64.0% to $1.8 million or $0.08 diluted earnings per share. Adjusted EBITDA increased 42.7% to $5.7 million.

Fiscal Year 2012 compared to 2011

For fiscal year 2012, net sales increased 27.2% to $336.4 million due to an increase of $41.3 million in sales from new stores and an 11.6% increase in comparable store sales. Comparable store transaction count increased 7.0% year over year. Mature store sales increased 7.6%. For fiscal 2012, mature stores are stores open during or before fiscal 2007.

Gross profit increased 28.0% to $99.1 million. Gross margin increased to 29.4% from 29.3%, with product margin staying relatively flat. The increase in gross margin is due to a decrease in occupancy costs as a percentage of sales at comparable stores.

Store expenses as a percentage of sales decreased to 21.4% from 21.8%. The decrease was primarily driven by a decrease in salary related expenses, and to a lesser extent, a decrease in advertising expense, partially offset by an increase in depreciation expense, all as a percentage of sales.

Administrative expenses increased 22.5% to $12.7 million, in part due to the $1.1 million stock-based compensation expense and the $286,000 incentive compensation expense associated with the IPO, as well as an increase in general and administrative positions in fiscal year 2012 to support store growth. Excluding the stock-based and incentive compensation expenses associated with the IPO, administrative expenses as a percentage of sales were 3.4% compared to 3.9% in the prior year.

Pre-opening and relocation expenses increased $209,000 to $2.2 million due to the relocation of one store and the relocation of the bulk food repackaging facility and distribution center.

Interest expense decreased $101,000 or 15.0% due to the repayment of all outstanding amounts under the term loan and revolving credit facility in July 2012. The decrease in interest expense as a result of the repayments was partially offset by a $39,000 increase in interest expense as a result of two new stores that were accounted for as capital lease finance obligations.

Other expense increased $325,000 primarily due to asset disposals in conjunction with the relocation of one store.

The Company’s effective income tax rate for fiscal 2012 was 34.6% compared to 32.0% in the prior year. The increase was primarily due to changes in nontaxable net income attributable to noncontrolling interest, and to a lesser extent, different state income tax rates.

Net income attributable to noncontrolling interest decreased $278,000 to $828,000 as a result of the purchase of the remaining noncontrolling interest in BVC in July 2012. Fiscal year 2012 includes approximately ten months of operations for 45% of BVC combined with increased expenses due to BVC’s share of IPO costs. The prior year includes twelve months of operations for 45% of BVC.

Net income attributable to NGVC increased 89.8% to $6.6 million and EBITDA increased 45.0% to $21.9 million.

Pro forma net income attributable to NGVC increased 71.2% to $7.2 million or $0.32 diluted earnings per share. Adjusted pro forma net income attributable to NGVC increased 92.0% to $8.0 million or $0.36 diluted earnings per share. Adjusted EBITDA increased 54.2% to $23.3 million.

Balance Sheet and Cash Flow

During the fourth quarter, the Company generated $7.2 million in cash from operations and invested $11.7 million in capital expenditures primarily for new stores and the relocation and expansion of the bulk food repackaging facility and distribution center. For fiscal 2012, the Company generated $25.2 million in cash from operations and invested $25.3 million in capital expenditures primarily for new stores.

In connection with the IPO, the Company received $58.1 million in proceeds, net of underwriting fees, repaid the outstanding $26.4 million on the term loan and revolving credit facility, purchased the remaining 45% noncontrolling interest in five of the Colorado stores for $10.1 million and paid $2.5 million in expenses associated with the IPO.

The Company ended the fiscal year with $17.3 million in cash and cash equivalents and $1.8 million in available for sale securities, as well as $21.0 million available under the revolving credit facility. On October 31, 2012 the Company amended the revolving credit facility and reduced the amount available from $21.0 million to $15.0 million.

The Company entered into four capital leases during fiscal year 2012. Two opened during the fourth quarter of fiscal 2012, and two are scheduled to open in the first quarter of fiscal 2013.

Growth and Development

In fiscal year 2012, the Company opened ten stores, including four stores in the fourth quarter.

As of September 30, 2012, the Company had 59 stores located in 12 states.

The Company plans to open 12 stores in fiscal year 2013 and expects to remodel three existing stores. On October 30, 2012, the Company opened a store in Missoula, MT.

The Company has signed leases for six stores scheduled to open in fiscal year 2013 in Helena, MT; Denton, TX; Omaha, NE; Lubbock, TX; Medford, OR; and Kalispell, MT.

Store Level Economics

Historically, new stores opened since January 1, 2005 required an upfront capital investment of approximately $1.9 million. The Company anticipates that fiscal 2013 new stores will require an upfront capital investment of approximately $2.3 million consisting of capital expenditures of approximately $1.8 million (net of tenant allowances), initial inventory of approximately $300,000 (net of payables) and pre-opening expenses of approximately $180,000. It is projected that these stores will experience higher than historical first year sales. The Company continues to target approximately four years to recoup the initial net cash investments and approximately 35% cash on cash returns by the end of the fifth year following the opening.

Outlook Fiscal Year 2013

For fiscal year 2013 the Company expects:

Fiscal 2013 Outlook
Number of new stores	12	20% increase
Number of remodels	3	—
Comparable store sales growth	7.5% to 8.5%	—
Public company costs (1)	Approximately $1.2 million	—
EBITDA percent of sales	7.0% to 7.2%	—
Net income percent of sales	2.5% to 2.7%	—
Diluted earnings per share	$0.46 to $0.49	—
Capital expenditures	$25 to $30 million	—

(1)         Public company costs include additional legal, accounting, insurance, stock-based compensation, board of director expenses and other costs.

Earnings Conference Call

The Company will host a conference call today at 3:00 p.m. Mountain Time (5:00 p.m. Eastern Time) to discuss this earnings release. The dial-in number is (800)-866-2442. The conference ID is “Natural Grocers by Vitamin Cottage.” A simultaneous audio webcast will be available at http://Investors.NaturalGrocers.com and archived for a minimum of 30 days.

About Natural Grocers by Vitamin Cottage

Natural Grocers by Vitamin Cottage, Inc. (NYSE: NGVC) is a rapidly expanding specialty retailer of natural and organic groceries and dietary supplements whose products must meet strict quality guidelines. Grocery products may not contain artificial colors, flavors, preservatives, sweeteners, or partially hydrogenated or hydrogenated oils. Natural Grocers’ flexible small-store format allows it to offer affordable prices in a shopper-friendly retail environment. The Company provides extensive free science-based nutrition education programs to help customers make informed health and nutrition choices. The Company, founded in 1955, now has 60 stores in 12 states.

Visit www.NaturalGrocers.com for more information and store locations.

Forward Looking Statements

The following constitutes a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995. Except for the historical information contained herein, statements in this release are “forward-looking statements” and are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those described in the forward-looking statements because of factors such as our industry, business strategy, goals and expectations concerning our market position, the economy, future operations, margins, profitability, capital expenditures, liquidity and capital resources, other financial and operating information and other risks detailed in the Company’s Prospectus dated July 24, 2012. The Company undertakes no obligation to update forward-looking statements.

For further information regarding risks and uncertainties associated with our business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our SEC filings, including, but not limited to, our S-1 registration statement, copies of which may be obtained by contacting investor relations at 303-986-4600 or by visiting our website at http://Investors.NaturalGrocers.com.

NATURAL GROCERS BY VITAMIN COTTAGE, INC.

Consolidated Statements of Income (unaudited)

	Three months ended September 30,		Year ended September 30,
	2012	2011	2012	2011

Statements of Income Data:
Net sales	$89,932,891	70,136,488	336,385,372	264,544,046
Cost of goods sold and occupancy costs	63,558,793	49,687,700	237,328,764	187,162,252
Gross profit	26,374,098	20,448,788	99,056,608	77,381,794
Store expenses	19,189,661	15,391,173	71,856,455	57,609,690
Administrative expenses	4,447,020	2,730,014	12,732,100	10,396,891
Pre-opening and relocation expenses	862,014	494,649	2,173,181	1,964,186
Operating income	1,875,403	1,832,952	12,294,872	7,411,027
Other income (expense):
Dividends and interest income	658	1,740	6,096	10,077
Interest expense	(93,971)	(94,847)	(568,501)	(669,125)
Other (expense) income, net	(300,676)	6,801	(300,676)	24,707
Income before income taxes	1,481,414	1,746,646	11,431,791	6,776,686
Provision for income taxes	(582,393)	(543,462)	(3,955,219)	(2,166,800)
Net income	899,021	1,203,184	7,476,572	4,609,886
Net loss (income) attributable to noncontrolling interest	73,595	(285,218)	(827,772)	(1,106,075)
Net income attributable to Natural Grocers by Vitamin Cottage, Inc.	$972,616	917,966	6,648,800	3,503,811
Per Share Data:
Net income attributable to Natural Grocers by Vitamin Cottage, Inc. per common share
Basic	$0.04	0.04	0.30	0.16
Diluted	$0.04	0.04	0.30	0.16
Weighted average common shares outstanding:
Basic	22,372,184	22,372,184	22,372,184	22,372,184
Diluted	22,463,093	22,461,405	22,463,093	22,461,405

NATURAL GROCERS BY VITAMIN COTTAGE, INC.

Consolidated Balance Sheets (unaudited)

	September 30,
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$17,290,948	377,549
Short term investments — available-for-sale securities	777,445	—
Accounts receivable, net	1,755,142	1,027,141
Accounts receivable — leasehold incentives	100,274	1,111,475
Merchandise inventory	37,543,861	29,820,321
Prepaid expenses	596,090	455,126
Income tax receivable	—	1,701,917
Deferred income tax assets	842,963	583,668
Total current assets	58,906,723	35,077,197
Property and equipment, net	64,602,743	41,737,234
Other assets:
Long-term investments — available-for-sale securities	973,729	—
Deposits and other assets	196,365	167,558
Goodwill	511,029	511,029
Deferred financing costs, net	54,643	88,631
Other intangibles, net	416,464	490,301
Split-dollar life insurance premiums	—	577,861
Notes receivable — related party, long-term	—	265,572
Total other assets	2,152,230	2,100,952
Total assets	$125,661,696	78,915,383
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$26,031,756	16,087,882
Accrued expenses	7,783,430	5,785,499
Long-term debt, current portion	—	500,000
Revolving credit facility	—	11,036,324
Notes payable — related party, current portion	260,187	562,271
Capital lease finance obligation, current portion	11,884	—
Total current liabilities	34,087,257	33,971,976
Long-term liabilities:
Capital lease finance obligation, net of current portion	5,513,958	—
Deferred income tax liabilities	4,143,351	4,947,870
Deferred rent	3,618,233	2,845,292
Leasehold incentives	5,327,408	4,879,432
Long-term debt, net of current portion	—	15,700,000
Notes payable — related party, net of current portion	22,312	643,834
Total long-term liabilities	18,625,262	29,016,428
Total liabilities	52,712,519	62,988,404
Commitments
Stockholders’ equity:
Common stock, $0.001 par value. Authorized 50,000,000 shares, 22,372,184 issued and outstanding at 2012, none issued and outstanding at 2011	22,372	—
Common stock Vitamin Cottage Natural Food Markets, Inc., Class A, voting, no par value. Authorized 1,000 shares, issued and outstanding at 2011	—	1,679
Common stock Vitamin Cottage Natural Food Markets, Inc., Class B, nonvoting, no par value. Authorized 1,000,000 shares, 625,112 shares issued and outstanding at 2011	—	792,676
Additional paid in capital	52,675,925	—
Accumulated other comprehensive loss	(3,696)	—
Retained earnings	20,254,576	13,605,776
Total Natural Grocers by Vitamin Cottage, Inc. equity	72,949,177	14,400,131
Noncontrolling interest	—	1,526,848
Total stockholders’ equity	72,949,177	15,926,979
Total liabilities and stockholders’ equity	$125,661,696	78,915,383

NATURAL GROCERS BY VITAMIN COTTAGE, INC.

Consolidated Statements of Cash Flows (unaudited)

	Year ended September 30,
	2012	2011
Operating activities:
Net income	$7,476,572	4,609,886
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,948,243	7,690,778
Loss (gain) on disposal of property and equipment	300,676	(24,707)
Stock-based compensation (excluding cash portion of restricted stock award paid of $334,579)	779,979	—
Excess tax benefit from stock-based compensation	(620,138)	—
Deferred income tax expense	2,673,248	3,937,798
Non-cash interest expense	38,036	50,196
Other amortization	67,837	67,837
Unrealized loss on available-for-sale securities	(3,696)	—
Changes in operating assets and liabilities
(Increase) decrease in:
Accounts receivable, net	(728,001)	(165,987)
Accounts receivable — leasehold incentives	1,011,201	221,963
Income tax receivable	1,488,931	(711,764)
Merchandise inventory	(7,723,540)	(4,256,193)
Prepaid expenses and other assets	(169,771)	75,979
Increase in:
Accounts payable	6,860,498	2,107,957
Accrued expenses	2,560,927	849,259
Deferred rent and lease incentives	1,241,343	2,288,519
Net cash provided by operating activities	25,202,345	16,741,521
Investing activities:
Acquisition of property and equipment	(25,258,595)	(20,446,122)
Proceeds from sale of property and equipment	608,022	35,600
Purchase of available-for-sale securities	(1,751,174)	—
Payments received on notes receivable, related party	270,301	—
Payments received for premiums paid on split-dollar life insurance	659,852	—
Notes receivable, related party — insurance premiums	(4,729)	(36,163)
Increase in split-dollar life insurance premiums	(81,991)	(65,364)
Net cash used in investing activities	(25,558,314)	(20,512,049)
Financing activities:
Borrowings under credit facility	—	5,847,041
Repayments under credit facility	(27,236,324)	(500,000)
Repayments under notes payable	—	(119,412)
Repayments under notes payable, related party	(923,606)	(533,150)
Capital lease and financing obligation payments	(485)	—
Distributions to noncontrolling interests	(810,000)	(990,000)
Purchase of remaining 45% noncontrolling interest in BVC	(10,050,880)	—
Proceeds from common stock issued in IPO, net of commissions	58,134,770	—
Excess tax benefit from stock-based compensation	620,138	—
Equity issuance costs	(2,460,196)	—
Loan fees paid	(4,049)	(1,972)
Net cash provided by financing activities	17,269,368	3,702,507
Net increase (decrease) in cash and cash equivalents	16,913,399	(68,021)
Cash and cash equivalents, beginning of year	377,549	445,570
Cash and cash equivalents, end of year	$17,290,948	377,549
Supplemental disclosures of cash flow information:
Cash paid for interest, net of capitalized interest of $25,000 and $32,000, respectively	$524,391	615,425
Cash paid for interest on capital lease and financing obligations	39,197	—
Income taxes paid	519,231	11,589
Supplemental disclosures of non-cash investing and financing activities:
Acquisition of property and equipment not yet paid	$5,007,169	2,055,213
Property acquired through capital lease financing obligations	5,526,327	—
Equity issuance costs not yet paid	256,420	—
Tax benefit associated with acquisition of noncontrolling interest in BVC	3,591,931	—

NATURAL GROCERS BY VITAMIN COTTAGE, INC.

Non-GAAP Financial Measures (unaudited)

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles, or GAAP, the Company provides information regarding pro forma net income, Adjusted pro forma net income, EBITDA, Adjusted EBITDA and additional information about its operating results.  These measures are not in accordance with, or an alternative to GAAP. The Company’s management believes that these presentations provide useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition management uses these measures for reviewing the financial results of the Company as well as a component of incentive compensation. The Company defines pro forma net income as what net income would have been had it owned 100% of BVC for the periods presented. The Company defines Adjusted pro forma net income as pro forma net income excluding stock-based and incentive compensation expenses associated with the IPO. The Company defines EBITDA as net income attributable to Natural Grocers by Vitamin Cottage, Inc. before interest expense, provision for income tax, net income attributable to the noncontrolling interest and depreciation and amortization. The Company defines Adjusted EBITDA as EBITDA excluding stock-based and incentive compensation expenses associated with the IPO ($1.4 million).

The following is a tabular presentation of the non-GAAP financial measures, including reconciliation from net income attributable to Natural Grocers by Vitamin Cottage, Inc. to pro forma net income, Adjusted pro forma net income, EBITDA, and Adjusted EBITDA.

Pro Forma and Adjusted Pro Forma Statements of Income Data

In connection with the IPO in July 2012, the Company purchased the 45% noncontrolling interest in BVC, not previously owned by the Company. Prior to the purchase of the noncontrolling interest, the Company held a controlling 55% interest in BVC for all periods presented, as such, the consolidated statements of income include the revenues and expenses of BVC for all periods presented as required by GAAP. 45% of BVC’s net income has previously been reported as net income attributable to noncontrolling interest in the Company’s consolidated statements of income for the periods in which it did not own 100% of BVC. The pro forma financial data presented below illustrates what net income would have been had the Company owned 100% of BVC for all periods presented. The Company’s effective tax rate increased as a result of the BVC acquisition, as the income attributable to the noncontrolling interest was nontaxable income prior to the BVC acquisition but is included in taxable income after the acquisition.

	Three months ended September 30,		Year ended September 30,
	2012	2011	2012	2011
Net income attributable to Natural Grocers by Vitamin Cottage, Inc.	$972,616	917,966	6,648,800	3,503,811
Net (loss) income attributable to noncontrolling interest	(73,595)	285,218	827,772	1,106,075
Net income	899,021	1,203,184	7,476,572	4,609,886
Provision for income taxes	582,393	543,462	3,955,219	2,166,800
Income before income taxes	1,481,414	1,746,646	11,431,791	6,776,686
Pro forma provision for income taxes	(554,830)	(649,526)	(4,263,972)	(2,589,443)
Pro forma net income	926,584	1,097,120	7,167,819	4,187,243
Stock-based compensation of $1,106,228, net of income taxes of $412,623 (1)	693,605	—	693,605	—
Incentive compensation of $285,726, net of income taxes of $106,576 (1)	179,150	—	179,150	—
Adjusted pro forma net income	$1,799,339	1,097,120	8,040,574	4,187,243
Per Share Data:
Adjusted pro forma net income per common share
Basic	$0.08	0.05	0.36	0.19
Diluted	$0.08	0.05	0.36	0.19

(1) Entirely contingent upon a successful IPO

The following table reconciles the effective tax rate to the pro forma effective tax rate had the Company owned 100% of BVC for all periods presented:

	Three months ended September 30,		Year ended September 30,
	2012	2011	2012	2011
Effective tax rate	39.3%	31.1	34.6	32.0
Pro forma adjustment to exclude nontaxable net income attributable to noncontrolling interest	(1.8)	6.1	2.7	6.2
Pro forma effective tax rate	37.5%	37.2	37.3	38.2

Effective October 31, 2012, BVC merged with and into the Company’s wholly owned subsidiary Vitamin Cottage Natural Foods Market, Inc. and ceased to exist.

EBITDA and Adjusted EBITDA

EBITDA is not a measure of financial performance under GAAP. The Company believes EBITDA and Adjusted EBITDA provide additional information about (i) operating performance, because they assist in comparing the operating performance of stores on a consistent basis, as they remove the impact of non-cash depreciation and amortization expense as well as items not directly resulting from core operations such as interest expense and income taxes and (ii) the performance and the effectiveness of operational strategies. Additionally, EBITDA is a measure in the Company’s debt covenants under the credit facility, and incentive compensation plans base incentive compensation payments on EBITDA performance. Furthermore, investors use EBITDA as a supplemental measure to evaluate the overall operating performance of companies in the industry. Management believes that investors’ understanding of performance is enhanced by including these non-GAAP financial measures as a reasonable base for comparing ongoing results of operations. Many investors are interested in understanding the performance of the business by comparing the Company’s results from ongoing operations period over period and would ordinarily add back non-cash expenses such as depreciation and amortization as well as items that are not part of normal day-to-day operations of business such as interest expense and income taxes. By providing these non-GAAP financial measures, together with a reconciliation, the Company believes it is enhancing investors’ understanding of the business and results of operations, as well as assisting investors in evaluating how well the Company is executing strategic initiatives. The Company’s competitors may define EBITDA and Adjusted EBITDA differently, and as a result, the Company’s measure of EBITDA and Adjusted EBITDA may not be directly comparable to EBITDA and Adjusted EBITDA of other companies. Items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing financial performance. EBITDA and Adjusted EBITDA are a supplemental measure of operating performance that do not represent and should not be considered in isolation or as alternatives to, or substitutes for, net income or other financial statement data presented in the consolidated financial statements of the Company as indicators of financial performance. EBITDA and Adjusted EBITDA have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analysis of the Company’s results as reported under GAAP. EBITDA and Adjusted EBITDA should not be considered as a measure of discretionary cash available to the Company to invest in the growth of the business.

The following table reconciles net income attributable to Natural Grocers by Vitamin Cottage, Inc. and net income, to EBITDA and to Adjusted EBITDA:

	Three months ended September 30,		Year ended September 30,
	2012	2011	2012	2011
Net income attributable to Natural Grocers by Vitamin Cottage, Inc.	$972,616	917,966	6,648,800	3,503,811
Net (loss) income attributable to noncontrolling interest	(73,595)	285,218	827,772	1,106,075
Net income	899,021	1,203,184	7,476,572	4,609,886
Interest expense	93,971	94,847	568,501	669,125
Provision for income taxes	582,393	543,462	3,955,219	2,166,800
Depreciation and amortization	2,719,498	2,145,068	9,948,243	7,690,778
EBITDA	4,294,883	3,986,561	21,948,535	15,136,589
Stock-based compensation (1)	1,106,228	—	1,106,228	—
Incentive compensation (1)	285,726	—	285,726	—
Adjusted EBITDA	$5,686,837	3,986,561	23,340,489	15,136,589

(1) Entirely contingent upon a successful IPO